EXHIBIT 23.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We consent to the incorporation by reference in this Registration Statement of First Cash Financial Services, Inc. on Form S-8 of our reports, dated March 13, 2006, relating to the financial statements of First Cash Financial Services, Inc., and to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of First Cash Financial Services, Inc. for the year ended December 31, 2005.


 /s/ Hein & Associates LLP
 -------------------------
 Hein & Associates LLP

 Dallas, Texas
 March 22, 2006